Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-168892 on Form S-8 and Registration Statement No. 333-178301 on Form S-3 of our report dated March 19, 2010 relating to the consolidated financial statements of Osmetech plc and subsidiaries, appearing in this Annual Report on Form 10-K of Genmark Diagnostics, Inc. and subsidiaries for the year ended December 31, 2011.

/s/    Deloitte LLP

St. Albans, United Kingdom

March 20, 2012